For the annual period ended (a) September 30, 1996
File number (c)811-6677


                                          SUB-ITEM 77C
       Submission of Matters to a Vote of Security Holders


     A special Meeting of Shareholders was called for September 6,
1996. At such meeting the shareholders approved the following proposal:


     a)   The Agreement and Plan of Reorganization and
Liquidation              whereby all of the assets of
Prudential Institutional Fund -
Balanced Fund were transferred to Prudential Allocation
Fund Balanced Portfolio (the Portfolio) effective September
20, 1996 in exchange solely for Class Z shares of the Portfolio and the Portfolio's assumption of the liabilities, if any, of the Balanced Fund as set forth in the proxy statement dated July 31, 1996:

     For                 Against          Abstain
     5,925,653.3210      13,311.1545      47,021.6370

     b) The Agreement and Plan of Reorganization and Liquidation
     whereby all of the assets of
     Prudential Institutional Fund -
     Growth Stock Fund were transferred to
     Prudential Jennison Fund, Inc.
     (Jennison Fund) effective September
     20, 1996 in exchange solely for Class
     Z shares of the Jennison Fund and the
     Jennison Fund's assumption of the
     liabilities, if any, of the Growth
     Stock Fund as set forth in the proxy
     statement dated July 31, 1996:

     For                 Against          Abstain
     12,657,912.6044     23,910.3579      55,333.4694


     c)   The Agreement and Plan of
     Reorganization and Liquidation
     whereby all of the assets of
     Prudential Institutional Fund Income
     Fund were transferred to Prudential
     Government Income Fund, Inc.
     (Government Income Fund)effective
     September 20, 1996 in exchange solely
     for Class Z shares of the Government
     Income Fund and the Government Income
     Fund's assumption of the liabilities,
     if any, of the Income Fund as set
     forth in the proxy statement dated
     July 31, 1996:

     For                 Against          Abstain
     4,650,714.3939      99,967.6676      11,636.2147
     d) The Agreement and Plan of Reorganization and Liquidation
     whereby all of the assets of
     Prudential Institutional Fund
     International Stock Fund were
     transferred to Prudential World Fund,
     Inc. - International Stock Series
     (the Series)effective September 20,
     1996 in exchange solely for Class Z
     shares of the Series and the Series'
     assumption of the liabilities, if
     any, of the International Stock Fund
     as set forth in the proxy statement
     dated July 31, 1996:

     For                 Against          Abstain
     8,342,241.3134      10,262.8670      31,219.5115

     e)   The Agreement and Plan of
     Reorganization and Liquidation
     whereby all of the assets of
     Prudential Institutional Fund Money
     Market Fund were transferred to
     Prudential  MoneyMart Assets, Inc.
     (MoneyMart Assets)effective September
     20, 1996 in exchange solely for Class
     Z shares of MoneyMart Assets and
     MoneyMart Assets' assumption of the
     liabilities, if any, of the Money
     Market Fund as  set forth in the
     proxy statement dated July 31,
     1996:
     For                 Against          Abstain
     48,720,904.5708     726.9300         140,282.990

In their discretion on any other


business which may properly come before


the meeting or any adjournment thereof.